UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2011

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

On December 16, 2011, Christopher J. Schaepe resigned from the board of directors (the “Board”) of Fusion-io, Inc. (the “Company”) and all committees thereof effective immediately. Mr. Schaepe did not advise the Company of any disagreement on any matter relating to its operations, policies or practices.

(d) Election of Director

On December 16, 2011, the Board elected Shane V. Robison as a member of the Board, effective immediately. Mr. Robison was also appointed to the serve on the Board’s audit committee and nominating and corporate governance committee. The Board has affirmatively determined that Mr. Robison meets the independence standards for audit committee members under the Securities and Exchange Commission (the “Commission”) and New York Stock Exchange rules and regulations, and that he is financially literate, and that Mr. Robison meets the independence standards for nominating and corporate governance committee members under New York Stock Exchange rules and regulations.

In connection with his appointment to the Board, Mr. Robison will receive an option to purchase 100,000 shares of common stock, consistent with the initial award granted to all non-employee directors upon joining the Board. Mr. Robison’s compensation for services as a Director will be consistent with that of Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 4, 2011 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2011. In connection with his election, the Company and Mr. Robison have entered into the Company’s standard director indemnification agreement, the form of which was filed with the Commission on May 23, 2011 as Exhibit 10.1A to the Company’s registration statement on Form S-1.

There are no understandings or arrangements between Mr. Robison or any other person and the Company or any of its subsidiaries pursuant to which Mr. Robison was elected to serve as a director. There are no family relationships between Mr. Robison and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Robison or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Robison, age 58, served as Chief Strategy & Technology Officer and Executive Vice President of Hewlett-Packard Company from May 2002 to November 1, 2011, where he was responsible for shaping HP’s overall corporate strategy and technology agenda. From 2000 to May 2002, Mr. Robison served as Senior Vice President, Technology and Chief Technology Officer of Strategy and Technology of Compaq Computer Corporation. Prior to joining Compaq, Mr. Robison served as the President of Internet Technology and Development at AT&T Labs. Prior to AT&T Labs, Mr. Robison was Executive Vice President, Research and Development, and then served as President of the Design Productivity Group at Cadence Design Systems. Mr. Robison also spent seven years at Apple Inc., where he held a series of executive-level positions, leaving the company as Vice President and General Manager of the Personal Interactive Electronics Division. Mr. Robison’s experience includes work at Schlumberger’s research groups in Silicon Valley, at Evans & Sutherland Computer Corporation and consulting for the University of Utah in the area of database systems architecture. Mr. Robison holds a B.S. and a M.S. in Computer Science from the University of Utah.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer, Executive Vice President and Secretary

Dated: December 19, 2011